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                                                                    EXHIBIT 99.1

                              NETCORE SYSTEMS, INC.
                FORM OF PROXY SOLICITED BY THE BOARD OF DIRECTORS
               FOR A SPECIAL MEETING TO BE HELD ON AUGUST 27, 1999


         The undersigned stockholder(s) of NetCore Systems, Inc., a Delaware corporation (the "Company"), hereby appoint(s) William J. Stuart and Ashraf M. Dahod, and each of them, as proxies for the undersigned, with full power of substitution, for and in the name, place and stead of the undersigned, to attend the Special Meeting of Stockholders of the Company to be held at the offices of Hale and Dorr LLP, 60 State Street, 26th Floor, Boston, Massachusetts 02109 on Friday, August 27, 1999 at 10:00 a.m., local time, and any adjournment(s) or postponement(s) thereof, and to cast on behalf of the undersigned the number of votes the undersigned would be entitled to vote if personally present as set forth herein and otherwise to represent the undersigned at the meeting with all powers possessed by the undersigned if personally present at the meeting. The undersigned acknowledges receipt of the Notice of the Special Meeting of Stockholders and the accompanying Proxy Statement and Prospectus and releases any proxy heretofore given with respect to such meeting.


THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR APPROVAL AND ADOPTION OF THE MERGER AGREEMENT AS SET FORTH IN PARAGRAPH 1 ON THE REVERSE SIDE.